Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
     We consent to the incorporation by reference in this Registration Statement of MedCath Corporation on Form S-3 of our report dated December 14, 2006 related to the financial statements of Heart Hospital of South Dakota, LLC appearing in the Annual Report on Form 10-K of MedCath Corporation for the year ended September 30, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Charlotte, North Carolina
March 13, 2007